UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

FERMAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445

New York, New York 10170

(Address of Principal Executive Offices)

(212) 413-0802

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 4.02                Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 1, 2007, BDO Seidman, LLP, the independent registered public accountants of FermaVir Pharmaceuticals, Inc. (the “Company”) advised the Audit Committee of the Company, that the Company’s financial statements for the three and nine months ended January 31, 2007 and for the period from inception (November 15, 2002) to January 31, 2007 included in the Company’s Form 10-QSB for the three months ended January  31, 2007, as amended on April 25, 2007 should be further amended to record additional expense related to financing activities.  Accordingly, until amended, the statements should not be relied upon.  The Company will be filing a Form 10-QSB/A restating its financials for these periods as soon as practicable.

As a result of the Company’s December 2006 and January 2007 financings, the antidilution feature of previously issued  warrants was triggered resulting in the Company having to record additional interest expense in the amount of $6,075,856 during the quarter ended January 31, 2007.

The Company’s management and Audit Committee reached their conclusions in consultation with the Company’s independent registered public accounting firm, BDO Seidman, LLP.  On August 7, 2007, the Company provided a draft copy of this report on Form 8-K to BDO Seidman, LLP, requesting their comments on the information contained herein.

Item 9.01   Financial Statements and Exhibits

(c)           Exhibits.

7.1                                Letter from BDO Seidman, LLP regarding non-reliance on previously issued financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 7, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Frederick Larcombe
Frederick Larcombe,
Chief Financial Officer